EXHIBIT 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

                Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of On Command Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officers’ knowledge, that:

                The Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of September 30, 2003 and December 31, 2002 and for the three and nine months ended September 30, 2003 and 2002.

Date: November 14, 2003	/s/ Christopher Sophinos
Christopher Sophinos
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2003	/s/ Bernard G. Dvorak
Bernard G. Dvorak
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Accounting and Financial Officer)

                The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.